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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (date of earliest event reported): March 16, 1998



                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                      1-13461                76-0506313
(State of Incorporation)     (Commission File Number)     (I.R.S. Employer
                                                         Identification Number)


            950 ECHO LANE, SUITE 350
               HOUSTON, TEXAS                                77024
  (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (713) 467-6268



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On March 16, 1998, Group 1 Automotive, Inc. (the "Company") closed its acquisition of two Ford dealerships in Florida and one Ford dealership in Georgia, all of which were controlled by James S. Carroll. The consideration, which was determined after an arms length negotiation between the Company and James S. Carroll, for such dealerships consisted of approximately $17,806,000 and approximately 1,428,000 shares of Group 1 common stock, par value $.01 per share (the "Common Stock"), plus additional consideration based upon the performance, over the five-year period beginning January 1, 1999, of the Group 1 dealerships for which Mr. Carroll is responsible. The maximum additional consideration to be paid by the Company is $7.5 million ($2.5 million of which is guaranteed), payable in cash and Common Stock in the same proportion as in the initial payment described above. If any of the former stockholders sell in the public market any of the shares of Common Stock received by such stockholders as part of the acquisition consideration between March 16, 1999 (or in the case of Mr. Carroll, between March 16, 2000) and March 19, 2003, Group 1 is obligated to pay such stockholders in cash the amount, if any, by which the sale price of Common Stock received by such stockholder in connection with such sale is less than $14. Approximately seventy percent of the Common Stock issued in these acquisitions is not permitted to be sold for a minimum of two years from the date of its issuance. The remaining Common Stock issued in these acquisitions is not permitted to be sold for a minimum of one year from the date of its issuance.

         The cash portion of the purchase price was funded by cash flows from operations.

         In connection with these acquisitions, the former stockholders of the acquired companies executed long-term employment agreements with the Company that contain post-employment non-competition covenants. The real estate and facilities comprising the acquired dealerships are leased from affiliates of the former stockholders of the acquired companies under long-term leases with rental rates that the Company believes approximate fair market rates.

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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.
---------------------
         Financial statements of the acquired dealerships have not been included herein but will be included in a subsequent Current Report on Form 8-K to be filed within 60 days after the date on which this Current Report on Form 8-K has been filed.

Exhibit No.       Description of Exhibit
-----------       ----------------------
   2.1 Agreement and Plan of Reorganization by and among Group 1 Automotive, Inc., Koons Merger, Inc., Koons Ford, Inc. and the stockholders of Koons Ford, Inc. dated December 17, 1997 (incorporated by reference to Exhibit 10.39 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1997).

   2.2 Agreement and Plan of Reorganization by and among Group 1 Automotive, Inc., PF Merger, Inc., Perimeter Ford, Inc. and the stockholders of Perimeter Ford, Inc. dated December 17, 1997 (incorporated by reference to Exhibit 10.40 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1997).

   2.3 Agreement and Plan of Reorganization by and among Group 1 Automotive, Inc., Courtesy Merger, Inc., Courtesy Ford, Inc. and the stockholders of Courtesy Ford, Inc. dated December 17, 1997 (incorporated by reference to Exhibit 10.41 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1997).





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 31, 1998

                                GROUP 1 AUTOMOTIVE, INC.


                                By: /s/ Scott L. Thompson
                                    ----------------------------------------
                                    Name:    Scott L. Thompson
                                    Title:   Senior Vice President -- Chief
                                             Financial Officer and Treasurer


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                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER                     DESCRIPTION
 ------                     -----------
   2.1 Agreement and Plan of Reorganization by and among Group 1 Automotive, Inc., Koons Merger, Inc., Koons Ford, Inc. and the stockholders of Koons Ford, Inc. dated December 17, 1997 (incorporated by reference to Exhibit 10.39 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1997).

   2.2 Agreement and Plan of Reorganization by and among Group 1 Automotive, Inc., PF Merger, Inc., Perimeter Ford, Inc. and the stockholders of Perimeter Ford, Inc. dated December 17, 1997 (incorporated by reference to Exhibit 10.40 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1997).

   2.3 Agreement and Plan of Reorganization by and among Group 1 Automotive, Inc., Courtesy Merger, Inc., Courtesy Ford, Inc. and the stockholders of Courtesy Ford, Inc. dated December 17, 1997 (incorporated by reference to Exhibit 10.41 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1997).